UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2024

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2024, Moleculin Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the sale by the Company of (i) 283,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and 2,183,368 pre-funded warrants to purchase shares of Common Stock in lieu thereof (the “Pre-Funded Warrants”); (ii) Series A Warrants to purchase up to an aggregate of 2,466,368 shares of Common Stock (the “Series A Warrants”); and (iii) Series B Warrants to purchase up to an aggregate of 2,466,368 shares of Common Stock (the “Series B Warrants”, and together with the Series A Warrants, the “Common Warrants)) (the “Offering”). The Common Warrants and Pre-Funded Warrants are collectively referred to herein as the (“Warrants”). The combined purchase price for the securities was $2.23 per Share of Common Stock (or Pre-Funded Warrant in lieu thereof) and accompanying Common Warrants. H.C. Wainwright & Co. (“Wainwright”) acted as the exclusive placement agent for the Offering pursuant to an Engagement Agreement, dated June 8, 2024 (the “Engagement Agreement”). The closing of the Offering is expected to occur on August 19, 2024 (the “Closing Date”).

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share (as adjusted from time to time in accordance with the terms thereof). The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, subject to the Beneficial Ownership Limitation described below.

Each Common Warrant has an exercise price of $2.23 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (the “Warrant Stockholder Approval”). The Company agreed to seek Warrant Stockholder Approval no later than 90 days after the consummation of Offering. If the Company does not obtain Warrant Stockholder Approval at the first stockholder meeting for such purpose after this Offering, the Company agreed to call a stockholder meeting every 90 days thereafter until the earlier of the date it obtains Warrant Stockholder Approval or the date the Common Warrants are no longer outstanding. The exercise price of the Common Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

The Series A Warrants expire on the earlier of (i) two years from the initial exercise date, or (ii) 60 days from the Company’s public announcement that it has achieved the Series A Milestone Event (defined below). The Series B warrants expire on the earlier of (i) five years from the initial exercise date, or (ii) six months from the Company’s public announcement that it has achieved the Series B Milestone Event (defined below). As used herein, “Series A Milestone Event” means the Company releases interim data for the first subject group from the MIRACLE trial whereby the complete remission rate for either doses of the Company’s study drug is greater than placebo; and “Series B Milestone Event” means the Company releases final topline data from the MIRACLE trial and documented a statistically significant improvement in the primary efficacy endpoint.

The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants to the holder. The holder of a Warrant may not exercise any such warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99% (the “Beneficial Ownership Limitation”). In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes value of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The gross proceeds from the Offering, before deducting the placement agent's fees and other offering expenses payable by the Company, are expected to be approximately $5.5 million and up to an additional approximately $11.0 million in gross proceeds if the Warrants are fully exercised for cash. The Company intends to use the net proceeds from the Offering to advance Annamycin and the Company’s other two drug portfolios through clinical development, advancing the remainder of the existing portfolio through preclinical studies and into INDs or their equivalent, sponsoring research at MD Anderson and HPI, and for working capital.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the Closing Date, subject to certain exceptions.

On August 15, 2024, the Company entered into a warrant amendment agreement (the “Warrant Amendment”) pursuant to which the Company agreed that effective upon closing of the Offering, and subject to the Warrant Stockholder Approval, to amend certain existing warrants to purchase up to an aggregate of 895,834 shares of Common Stock at an exercise price of $9.60 per share and a termination date of February 14, 2029, so that the amended warrants will have a reduced exercise price of $2.23 per share effective upon the closing of the Offering, will be exercisable beginning on the effective date of Warrant Stockholder Approval of the issuance of the shares upon exercise of the warrants and will expire five years from the date of Warrant Stockholder Approval. If the Warrant Stockholder Approval is not received, on or before the one-year anniversary of the date of the Warrant Amendment, the Warrant Amendment will be null and void and the provisions of the existing warrants in effect prior to the date of the Warrant Amendment will remain in effect.

The Offering of the Shares and Warrants was made pursuant to a Registration Statement on Form S-1 (File No. 333-280951) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on July 22, 2024 and declared effective on August 15, 2024. The Offering of the Shares and Warrants was made only by means of a prospectus forming a part of the Registration Statement.

Pursuant to the Engagement Agreement, the Company agreed to pay Wainwright a fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering. The Company also agreed to (i) pay Wainwright a non-accountable expense allowance of $50,000, (ii) reimburse Wainwright for legal fees and expenses in an amount up to $100,000, and (iii) reimburse Wainwright for clearing fees in an amount of $15,950.

Pursuant to the Engagement Agreement, the Company will also issue to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to 123,318 shares of Common Stock (which represents 5% of the aggregate number of shares of Common Stock to be issued in the Offering and issuable upon the exercise of the Pre-Funded Warrants to be issued in the Offering) with an exercise price of $2.7875 per share (representing 125% of the public offering price per share) and that terminate five years from the date of the commencement of sales in the Offering.

The representations, warranties and covenants contained in the Purchase Agreement and Engagement Agreement were made solely for the benefit of the parties to the Purchase Agreement and Engagement Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Engagement Agreement are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Engagement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Engagement Agreement, the Series A Warrant, the Series B Warrant, the Pre-Funded Warrant, the Placement Agent Warrant, and the Warrant Amendment are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 7.01.         Regulation FD Disclosure

On August 16, 2024, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 9.01.         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Exhibit Description
1.1	Engagement Agreement between Moleculin Biotech, Inc. and H.C. Wainwright & Co., LLC dated June 8, 2024 (incorporated by reference to Exhibit 1.1 of the Form S-1/A filed August 15, 2024)
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.9 of the Form S-1/A filed August 15, 2024)
4.2	Form of Series A Common Warrant (incorporated by reference to Exhibit 4.10 of the Form S-1/A filed August 15, 2024)
4.3	Form of Series B Common Warrant (incorporated by reference to Exhibit 4.11 of the Form S-1/A filed August 15, 2024)
4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.12 of the Form S-1/A filed August 15, 2024)
10.1	Form of Securities Purchase Agreement incorporated by reference to Exhibit 10.32 of the Form S-1/A filed August 15, 2024)
10.2	Form of Warrant Amendment Agreement
99.1	Press Release dated August 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2024	MOLECULIN BIOTECH, INC.

By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer